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                                                                    EXHIBIT 21.1

                  Subsidiaries of Internet Capital Group, Inc.
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Name                                                            Jurisdiction of Incorporation
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
Internet Capital Group Operations, Inc.                                   Delaware
Arbinet Communications, Inc.                                              Delaware
Benchmarking Partners, Inc.                                            Massachusetts
BidCom, Inc.                                                             California
Blackboard, Inc.                                                          Delaware
Breakaway Solutions, Inc.                                                 Delaware
ClearCommerce Corporation                                                 Delaware
Collabria, Inc.                                                           Delaware
CommerceQuest, Inc.                                                       Florida
CommerX Inc.                                                              Delaware
ComputerJobs.com, Inc.                                                    Georgia
Context Integration, Inc.                                                 Delaware
Deja.com, Inc.                                                             Texas
e-Chemicals, Inc.                                                         Delaware
eMarketWorld, Inc.                                                        Delaware
Entegrity Solutions                                                      California
Internet Commerce Systems, Inc.                                           Delaware
iParts                                                                    Delaware
The Linkshare Corporation                                                 Delaware
Paper Exchange.com L.L.C.                                                 Delaware
ONVIA.com, Inc.                                                          Washington
PrivaSeek, Inc.                                                           Delaware
Plansponsor Exchange                                                      Delaware
Pointment, Inc.                                                          California
RapidAutoNet Corporation                                                  Delaware
SageMaker, Inc.                                                           Delaware
ServiceSoft Technologies, Inc.                                            Delaware
Sky Alland Marketing, Inc.                                                Maryland
Star-Cite! Solutions, Inc.                                                Delaware
Syncra Software, Inc.                                                     Delaware
Tradex Technologies, Inc.                                                 Delaware
United Messaging, Inc.                                                    Delaware
Universal Access, Inc.                                                    Illinois
US Interactive, Inc.                                                      Delaware
VerticalNet, Inc.                                                       Pennsylvania
Vivant! Corporation                                                       Delaware
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